GREAT-WEST LIFECO INC.
                                    RELEASE


Readers are referred to the disclaimer regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this Release.

                                                                        TSX:GWO

Great-West Lifeco reports second quarter 2005 results and dividend increase

Winnipeg, August 4, 2005 ... Great-West Lifeco Inc. (Lifeco) has reported net income attributable to common shareholders, excluding restructuring charges related to the acquisition of Canada Life Financial Corporation (CLFC), of $455 million for the three months ended June 30, 2005, compared to $407 million reported a year ago, an increase of 12%. On a per share basis, this represents $0.511 per common share for the second quarter of 2005, an increase of 12% compared to a year ago. Net income, after restructuring costs, attributable to common shareholders for the second quarter was $446 million, or $0.500 per common share.

For the six months ended June 30, 2005, net income attributable to common shareholders, excluding restructuring charges was $878 million, an increase of 11% compared to $790 million for 2004, or $0.986 per common share, an increase of 12% compared to $0.884 per common share for 2004. Net income, after restructuring costs, attributable to common shareholders was $865 million or $0.971 per common share for the six months of 2005.

Lifeco experienced solid operating results in all major business segments and significant growth in net income attributable to common shareholders.

Highlights
o In May, the Company's U.K. subsidiary, Canada Life Limited, reached an agreement to acquire the payout annuity business of Phoenix and London Assurance Company Limited, part of the Resolution Life Group. Assets and liabilities were valued at $5.1 billion at year-end 2004. The Company began to assume the risk effective July 1, 2005. The transaction is expected to close in the fourth quarter.
o Earnings per common share for the second quarter of 2005, excluding restructuring charges, increased 12% compared to a year ago.
o Return on common shareholders' equity, excluding restructuring costs, was 20.6% for the twelve months ended June 30, 2005.
o Assets under administration at June 30, 2005 totalled $170.1 billion, up $5.2 billion from December 31, 2004 levels.
o    Quarterly dividends declared were 21 cents per common share, an increase of
     1.5 cents per share, payable September 30, 2005. Dividends paid on common shares for the six months ended June 30, 2005 were 21% higher than a year ago.


                                                                          .../2

Consolidated net earnings for Lifeco are the net operating earnings of The Great-West Life Assurance Company (Great-West Life), Canada Life Financial Corporation (CLFC), London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A), together with Lifeco's corporate results.


CANADA

Consolidated net earnings of the Canadian segment of Lifeco attributable to common shareholders for the second quarter of 2005 increased 17% to $212 million from $181 million a year ago. For the six months ended June 30, 2005, earnings were up 21% to $398 million, compared to $328 million at June 30, 2004.

Total sales for the six months ended June 30, 2005 were $3.4 billion, an increase of $521 million over June 30, 2004 levels. Fee income for the period increased $38 million.

Total assets under administration at June 30, 2005 were $84.4 billion, up $2.6 billion from December 31, 2004 levels, with increases in the general fund of $0.8 billion and in segregated funds of $1.8 billion.


EUROPE

Consolidated net earnings of the European segment of Lifeco attributable to common shareholders for the second quarter of 2005 increased 33% to $101 million from $76 million a year ago. For the six months ended June 30, 2005, earnings were up 32% to $202 million, compared to $153 million at June 30, 2004.

Total sales for the six months ended June 30, 2005 were $4.0 billion, an increase of $142 million over June 30, 2004 levels. Fee income for the period increased $75 million.

Total assets under administration at June 30, 2005 were $39.4 billion, up $0.5 billion from December 31, 2004 levels, essentially due to increases in segregated funds.


UNITED STATES

Consolidated net earnings of the United States segment of Lifeco attributable to common shareholders for the second quarter of 2005 in US $, increased 12% to $109 million from $97 million a year ago. For the six months ended June 30, 2005, earnings in US $ were up 11% to $219 million, compared to $198 million at June 30, 2004. Translated to Canadian $, earnings for the six months ended June 30, 2005 were $294 million, compared to $313 million a year ago.

Total sales for the six months ended June 30, 2005 were US $1.1 billion, reflecting an increase in Financial Services sales, offset by lower Healthcare sales compared to June 30, 2004. Fee income for the period increased by US $34 million.

Total assets under administration at US $37.7 billion at June 30, 2005, up $0.8 billion from December 31, 2004 levels, essentially due to increases in general funds.




                                                                          .../3

CORPORATE

Corporate net earnings for Lifeco attributable to common shareholders were a net charge of $17 million for the second quarter of 2005, and a net charge of $29 million for the six months ended June 30, 2005. Restructuring costs related to the CLFC acquisition were a major contributor to these results.


QUARTERLY DIVIDENDS

At its meeting today, the Board of Directors approved a quarterly dividend of $0.21 per share on the common shares of the Company payable September 30, 2005 to shareholders of record at the close of business September 2, 2005.

In addition, the Directors approved quarterly dividends on:
     o    Series D First Preferred Shares $0.293750 per share;
     o    Series E First Preferred Shares $0.30 per share;
     o    Series F First Preferred Shares $0.36875 per share;
     o    Series G First Preferred Shares of $0.325 per share; and
     o Series H First Preferred Shares of $0.16277 per share, conditional upon issuance, all payable September 30, 2005 to shareholders of record at the close of business September 2, 2005.


GREAT-WEST LIFECO

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses. The Company has operations in Canada and internationally through The Great-West Life Assurance Company, London Life Insurance Company and The Canada Life Assurance Company, and in the United States through Great-West Life & Annuity Insurance Company and The Canada Life Assurance Company. Lifeco and its companies have $170 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.






                                                                           .../4

Forward-Looking Information and Non-GAAP Financial Measures
This release may contain forward-looking statements about the Company, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company action, is also a forward-looking statement. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the insurance industry generally. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by the Company due to, but not limited to, important factors such as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and the Company's ability to complete strategic transactions and integrate acquisitions. The reader is cautioned that the foregoing list of important factors is not exhaustive. The reader is also cautioned to consider these and other factors carefully and not place undue reliance on forward-looking statements. Other than as specifically required by applicable law, the Company has no specific intention to update any forward-looking statements whether as a result of new information, future events or otherwise.

Net income, basic earnings per common share and return on common shareholders' equity are presented before restructuring as a measure of earnings performance excluding acquisition related restructuring charges. These are non-GAAP financial measures that do not have standard meanings and are not directly comparable to similar measures used by other issuers.






                                                                          .../5

Further information
Selected financial information is attached.

Great-West Lifeco's second quarter analyst teleconference will be held Thursday, August 4, at 3:00 p.m. (Eastern). The call can be accessed through www.greatwestlifeco.com or by phone, through listen-only lines at:
o  Participants in the Toronto area:  416-340-8010
o  Participants from North America: 1-866-540-8136
o Participants from Overseas: Dial international access code first, then 800-3207-7500

A replay of the call will be available from August 4, until August 11, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode:
3158756#).

Additional information relating to Lifeco, including most recent interim unaudited financial statements, interim Management's Discussion and Analysis (MD&A), and CEO/CFO certificates will be filed on SEDAR at www.sedar.com.




                                     - end -



For more information contact:

Marlene Klassen
Director, Media & Public Relations
(204) 946-7705
marlene.klassen@gwl.ca




         FINANCIAL HIGHLIGHTS (unaudited)
         (in $ millions except per share amounts)


                                                                For the three months ended       For the six months ended
                                                                       June 30                         June 30
                                                              ------------------------------- -------------------------------
                                                                  2005       2004     % Change     2005      2004    % Change
-----------------------------------------------------------------------------------------------------------------------------


   Premiums:
   Life insurance, guaranteed annuities and insured health products 3,788    $ 3,940       -4%     $ 8,316   $ 7,351       13%
   Self-funded premium equivalents (ASO contracts)                  1,945      2,047       -5%       3,835     4,054       -5%
   Segregated funds deposits:
   Individual products                                              1,411      1,320        7%       2,983     2,978        0%
   Group products                                                   1,322      1,473      -10%       2,550     4,086      -38%
                                                              ------------ -------- ----------- ---------- --------- --------
   Total premiums and deposits                                      8,466      8,780       -4%      17,684    18,469       -4%
                                                              ------------ -------- ----------- ---------- --------- --------

   Fee and other income                                               616        587        5%       1,230     1,119       10%
   Paid or credited to policyholders                                4,081      4,333       -6%       8,897     8,102       10%

   Net income - common shareholders before restructuring costs (1)    455        407       12%         878       790       11%
   Restructuring costs after tax (1)                                    9          6       50%          13       13
   Net income - common shareholders                                   446        401       11%         865       777       11%

-----------------------------------------------------------------------------------------------------------------------------
Per Common Share
   Basic earnings before restructuring costs (1)                $   0.511    $ 0.456       12%     $ 0.986   $ 0.884       12%
   Restructuring costs after tax (1)                                0.011      0.008       38%       0.015     0.015
   Basic earnings after restructuring costs                         0.500      0.448       12%       0.971     0.869       12%
   Dividends paid                                                   0.195    0.16125       21%        0.39    0.3225       21%
   Book value                                                                                         9.64      9.07        6%

-----------------------------------------------------------------------------------------------------------------------------

Return on common shareholders' equity (12 months):
   Net income before restructuring costs (1)                                                         20.6%     19.4%
   Net income                                                                                        20.3%     19.0%

-----------------------------------------------------------------------------------------------------------------------------

At June 30
   Total assets                                                                                   $ 98,254  $100,149       -2%
   Segregated funds assets                                                                          71,878    67,200        7%
                                                                                               -------------------------------
   Total assets under administration                                                             $ 170,132  $167,349        2%
                                                                                               ===============================
   Share capital and surplus                                                                       $ 9,085   $ 8,286       10%



(1) Following the acquisition on Canada Life Financial Corporation (CLFC) by the Company, a plan was developed to restructure and exit selected operations of CLFC (see note 2 in the Company's interim financial statements). The costs include $350 that was recognized as part of the purchase equation of CLFC, and $98 to be charged to income as it is incurred. Net income, basic earnings per common share and return on common shareholders' equity are presented before restructuring as a measure of earnings performance, excluding restructuring charges related to the acquisition of CLFC, and incurred during the period.




           SUMMARY OF CONSOLIDATED OPERATIONS (unaudited)
              (in $ millions except per share amounts)


                                                          For the three months        For the six months
                                                              ended June 30              ended June 30
                                                        -------------------------- ----------------------------
                                                            2005         2004         2005          2004
                                                        -------------------------- ----------------------------
Income
    Premium income                                           $ 3,788      $ 3,940       $ 8,316       $ 7,351
    Net investment income                                      1,327        1,357         2,619         2,715
    Fee and other income                                         616          587         1,230         1,119
                                                        --------------  ----------  ------------     ----------
                                                               5,731        5,884        12,165        11,185
                                                        --------------  ----------  ------------     -----------

Benefits and Expenses
    Paid or credited to policyholders and beneficiaries
      including policyholder dividends and experience refunds  4,081        4,333         8,897         8,102
    Commissions                                                  331          314           660           605
    Operating expenses                                           553          572         1,117         1,156
    Premium taxes                                                 64           63           125           115
    Financing charges (note 3)                                    49           50            97           102
    Amortization of finite life intangible assets                  4            4             9             7
    Restructuring costs (note 2)                                  11            9            18            18
                                                        --------------  ----------  ------------     ----------
Net income before income taxes                                   638          539         1,242         1,080

Income taxes       - current                                     170           40           199           204
                   - future                                      (18)          90           102            63
                                                        --------------  ----------  ------------     ----------

Net income before non-controlling interests                      486          409           941           813

Non-controlling interests (note 6)                                33            5            62            30
                                                        --------------  ----------  ------------     ----------

Net income - shareholders                                        453          404           879           783

Perpetual preferred share dividends                                7            3            14             6
                                                        --------------  ----------  ------------     ----------

Net income - common shareholders                               $ 446        $ 401         $ 865         $ 777
                                                        ==============  =========== ============     ==========

Earnings per common share (note 10)

    Basic                                                    $ 0.500      $ 0.448       $ 0.971       $ 0.869
                                                        ======================================================
    Diluted                                                  $ 0.496      $ 0.444       $ 0.962       $ 0.861
                                                        ======================================================



                          CONSOLIDATED BALANCE SHEET (unaudited)
                                   (in $ millions)


                                                                        June 30,            December 31,      June 30,
                                                                          2005               2004               2004
                                                                     ---------------     --------------     --------------
       Assets

       Bonds                                                               $ 56,446           $ 54,960           $ 56,560
       Mortgage loans                                                        14,659             14,554             15,058
       Stocks                                                                 3,635              3,405              3,395
       Real estate                                                            1,785              1,646              1,629
       Loans to policyholders                                                 6,778              6,499              6,918
       Cash and certificates of deposit                                       2,826              2,472              2,336
       Funds held by ceding insurers                                          2,106              2,337              3,872
       Goodwill                                                               5,329              5,328              5,332
       Intangible assets                                                      1,483              1,508              1,530
       Other assets                                                           3,207              3,142              3,519
                                                                     ---------------     --------------     --------------

       Total assets                                                        $ 98,254           $ 95,851          $ 100,149
                                                                     ===============     ==============     ==============

       Liabilities

       Policy liabilities
          Actuarial liabilities                                            $ 67,183           $ 65,822           $ 69,866
          Provision for claims                                                1,209                997              1,060
          Provision for policyholder dividends                                  591                589                541
          Provision for experience rating refunds                               468                611                639
          Policyholder funds                                                  2,048              2,076              2,180
                                                                     ---------------     --------------     --------------
                                                                             71,499             70,095             74,286

       Debentures and other borrowings (note 4)                               2,073              2,088              2,385
       Funds held under reinsurance contracts                                 4,331              4,374              4,630
       Other liabilities                                                      4,190              4,356              4,213
       Repurchase agreements                                                  1,095                676                626
       Deferred net realized gains                                            2,453              2,164              2,300
                                                                     ---------------     --------------     --------------
                                                                             85,641             83,753             88,440

       Preferred shares (note 7)                                                797                797                927
       Capital trust securities and debentures (note 5)                         650                651                543
       Non-controlling interests (note 6)
          Participating surplus in subsidiaries                               1,714              1,654              1,584
          Preferred shares issued by subsidiaries                               209                209                209
          Perpetual preferred shares issued by subsidiaries                     158                159                160

       Share capital and surplus

       Share capital (note 7)
          Perpetual preferred shares                                            499                499                199
          Common shares                                                       4,658              4,651              4,654
       Surplus                                                                4,402              3,904              3,437
       Currency translation account                                            (474)              (426)                (4)
                                                                     ---------------     --------------     --------------
                                                                              9,085              8,628              8,286
                                                                     ---------------     --------------     --------------

       Liabilities, share capital and surplus                              $ 98,254           $ 95,851          $ 100,149
                                                                     ===============     ==============     ==============



             CONSOLIDATED STATEMENT OF SURPLUS (unaudited)
                 (in $ millions)



                                                                                                     For the six months
                                                                                                        ended June 30
                                                                                                 ----------------------------
                                                                                                     2005           2004
                                                                                                 -------------   ------------

Balance, beginning of year                                                                            $ 3,904        $ 2,993

Net income                                                                                                879            783

Change in accounting policy - stock option expense                                                          -             (4)

Contributed surplus - Stock option expense
      Change in accounting policy                                                                           -              5
      Current year expense (note 8)                                                                         3              3

Repatriation of Canada Life seed capital from participating policyholder account                            -             21

Common share cancellation excess                                                                          (22)           (70)

Dividends to shareholders
      Perpetual preferred shareholders                                                                    (14)            (6)
      Common shareholders                                                                                (348)          (288)
                                                                                                 -------------   ------------
Balance, end of period                                                                                $ 4,402        $ 3,437
                                                                                                 =============   ============




               CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)
                             (in $ millions)


                                                                     For the three months               For the six months
                                                                       ended June 30                     ended June 30
                                                                -------------------------------- ---------------------------------
                                                                     2005             2004            2005              2004
                                                                ---------------  --------------- ---------------   ---------------
Operations
   Net income                                                            $ 453            $ 404           $ 879             $ 783
   Adjustments for non-cash items:
      Change in policy liabilities                                         579            1,003           1,458             1,680
      Change in funds held by ceding insurers                              102               42             230               270
Change in funds held under reinsurance contracts                           (70)            (160)            (68)             (334)
      Change in current income taxes payable                                82             (147)            (71)             (218)
      Future income tax expense                                            (18)              90             102                63
      Other                                                                364             (400)              2              (442)
                                                                ---------------  --------------- ---------------   ---------------
Cash flows from operations                                               1,492              832           2,532             1,802

Financing Activities
   Issue of common shares                                                    2                3              12                15
   Purchased and cancelled common shares                                   (14)             (55)            (27)              (88)
   Repayment of debentures and other borrowings                            (21)               6             (22)               (2)
   Partial repayment of five-year term facility                              -             (200)              -              (200)
   Dividends paid                                                         (181)            (147)           (362)             (294)
                                                                ---------------  --------------- ---------------   ---------------
                                                                          (214)            (393)           (399)             (569)

Investment Activities
   Bond sales and maturities                                            11,326            9,988          20,549            20,203
   Mortgage loan repayments                                                725              646           1,567             1,101
   Stock sales                                                             360              232             600               650
   Real estate sales                                                        32               21              68                55
   Change in loans to policyholders                                       (135)            (181)           (172)             (192)
   Change in repurchase agreements                                         278             (124)            390               103
   Reinsurance transactions                                                  -               (8)              -              (436)
   Investment in bonds                                                 (12,535)         (10,257)        (22,063)          (21,170)
   Investment in mortgage loans                                           (771)            (349)         (1,741)             (815)
   Investment in stocks                                                   (363)            (290)           (752)             (790)
   Investment in real estate                                              (173)             (46)           (225)              (67)
                                                                ---------------  --------------- ---------------   ---------------
                                                                        (1,256)            (368)         (1,779)           (1,358)

Increase (decrease) in cash and certificates of deposit                     22               71             354              (125)

Cash and certificates of deposit, beginning of period                    2,804            2,265           2,472             2,461
                                                                ---------------  --------------- ---------------   ---------------

Cash and certificates of deposit, end of period                        $ 2,826          $ 2,336         $ 2,826           $ 2,336
                                                                ===============  =============== ===============   ===============


Notes to Interim Consolidated Financial Statements (unaudited)
(in $ millions except per share amounts)

1.   Basis of Presentation and Summary of Accounting Policies

     (a) The interim unaudited consolidated financial statements of Great-West Lifeco Inc. (Lifeco or the Company) at June 30, 2005 have been prepared in accordance with Canadian generally accepted accounting principles, using the same accounting policies and methods of computation followed in the consolidated financial statements for the year ended December 31, 2004, except as noted below. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto in the Company's annual report dated December 31, 2004.

     (b) New Accounting Requirements for 2005

         Consolidation of Variable Interest Entities

         Effective January 1, 2005, the Company adopted the Canadian Institute of Chartered Accountants (CICA) Handbook Accounting Guideline on Consolidation of Variable Interest Entities. As a result, the Company will no longer consolidate Great-West Life Capital Trust (GWLCT) and Canada Life Capital Trust (CLCT) but will recognize the related debentures, refer to note 5. There is no impact of this change in accounting policy to common shareholder net income or basic earnings per common share.

         Financial Instruments - Disclosure and Presentation

         Effective January 1, 2005, the CICA Handbook Section on Financial Instruments - Disclosure and Presentation was amended to require liability classification, for certain financial instruments. This change in accounting policy has been applied retroactively, refer to notes 5 and 7. There is no impact of this change in accounting policy to common shareholder net income or basic earnings per common share.

     (c) Certain of 2004 amounts presented for comparative purposes have been reclassified to conform to the presentation adopted in the current year.

2.   Restructuring Costs

     Restructuring costs related to the acquisition of Canada Life Financial Corporation (CLFC) incurred for the six months ended June 30, 2005 were $68 ($110 for the six months ended June 30, 2004). Of this amount $18 before tax ($13 after tax) ($18 before tax ($13 after tax) in 2004) was charged to income and $50 ($92 in 2004) was charged against the amount accrued as part of the purchase equation of CLFC. Of the $448 total estimated restructuring costs, $413 of these costs have been utilized with the remaining $35 expected to be utilized in 2005. These restructuring costs are related to the elimination of duplicate systems, exiting and consolidating operations and compensation costs. These activities are expected to be substantially completed by the end of 2005.

3.   Financing Charges

     Financing charges include interest on long-term debentures and other borrowings, previously classified as part of net investment income, together with distributions and interest on capital trust securities and debentures and preferred shares now classified as liabilities as described in notes 5 and 7 to the financial statements.



                                                        For the three months                 For the six months
                                                          ended June 30                        ended June 30
                                                        ------------------------------------ ------------------------------------
                                                              2005               2004              2005               2004
                                                        -----------------  ----------------- -----------------  -----------------
        Interest on long-term debentures
           and other borrowings                                     $ 30               $ 32              $ 59               $ 66
        Preferred share dividends                                      9                 11                19                 22
        Distributions and interest on capital
           trust securities and debentures                            12                 12                24                 24
        Distributions on capital trust securities
           held by consolidated group as
           temporary investments                                      (2)                (5)               (5)              (10)
                                                        -----------------  ----------------- -----------------  -----------------
        Total                                            $            49    $            50   $            97    $          102
                                                         =================  ================= =================  =================

4.Debentures and Other Borrowings

     Debentures and other borrowings consist of the following:


                                                                                     June 30,       December 31,      June 30,
                                                                                       2005            2004             2004
                                                                                  ----------------- --------------- ---------------
Short Term
      Commercial paper and other short term borrowings with interest
           rates from 3.0% to 3.6% (2.2% to 2.5% in 2004)                                    $ 97           $ 114           $ 130
      Revolving credit in respect of reinsurance business with interest rates
           from 3.3% to 4.1% maturing within one year (2.2% to 3.2% in 2004)                   18              20              25
                                                                                  ----------------- --------------- ---------------
Total Short Term                                                                              115             134             155
Long Term
  Operating:
      Notes payable with interest rate of 8.0%                                                 10              10              11
  Capital:
  Lifeco
      Five year term facility at rates of: $119 at Canadian 90-day Bankers'
           Acceptance; $31 at 90-day LIBOR rate                                               150             149             398
      6.75% Debentures due August 10, 2015, unsecured                                         200             200             200
      6.14% Debentures due March 21, 2018, unsecured                                          200             200             200
      6.74% Debentures due November 24, 2031, unsecured                                       200             200             200
      6.67% Debentures due March 21, 2033, unsecured                                          400             400             400
                                                                                  ----------------- --------------- ---------------

                                                                                            1,150           1,149           1,398
Canada Life
      Subordinated debentures due September 19, 2011 bearing a fixed rate of 8% until 2006 and, thereafter, at a rate equal to the Canadian
           90-day Bankers' Acceptance rate plus 1%, unsecured                                 250             250             250
      Subordinated debentures due December 11, 2013 bearing a
           fixed rate of 5.8% until 2008 and, thereafter, at a rate equal to the
           Canadian 90-day Bankers' Acceptance rate plus 1%, unsecured                        200             200             200
      6.40% Subordinated debentures due December 11, 2028, unsecured                          100             100             100
      Acquisition related fair market value adjustment                                         32              35              37
                                                                                  ----------------- --------------- ---------------

                                                                                              582             585             587
  Great-West Life & Annuity Insurance Capital, LP
      6.625% Deferrable debentures due November 15, 2034, unsecured                           216             210               -

  GWL&A
      7.25% Subordinated capital income securities redeemable by the Company
           on or after June 30, 2004, due June 30, 2048, unsecured (U.S.$175)                   -               -             234

                                                                                  ----------------- --------------- ---------------
Total Long Term                                                                             1,958           1,954           2,230

                                                                                  ----------------- --------------- ---------------

Total Debentures and Other Borrowings                                                     $ 2,073         $ 2,088         $ 2,385
                                                                                  ================= =============== ===============



5. Capital Trust Securities and Debentures



                                                                               June 30,         December 31,         June 30,
                                                                                 2005               2004               2004
                                                                           -----------------  ------------------ -----------------
Capital trust securities:
 Trust securities issued by GWLCT                                          $            -      $          350      $        350
 Trust securities issued by CLCT                                                        -                 450               450
                                                                           -----------------  ------------------ -----------------
                                                                                        -                 800               800
Capital trust debentures:
 5.995% Senior debentures due December 31, 2052, unsecured (GWLCT)                      350               -                 -
 6.679% Senior debentures due June 30, 2052, unsecured (CLCT)                           300               -                 -
 7.529% Senior debentures due June 30, 2052, unsecured (CLCT)                           150               -                 -
                                                                           -----------------  ------------------ -----------------
                                                                                        800               -                 -
Acquisition related fair market value adjustment                                         36                  37              39
Trust securities held by consolidated group
     as temporary investments                                                          (186)               (186)           (296)
                                                                           -----------------  ------------------ -----------------
Total                                                                       $           650    $            651    $        543
                                                                           =================  ================== =================


     GWLCT, a trust established by The Great-West Life Assurance Company (Great-West), had issued $350 of capital trust securities, the proceeds of which were used by GWLCT to purchase Great-West senior debentures in the amount of $350, and CLCT, a trust established by The Canada Life Assurance Company (Canada Life), had issued $450 of capital trust securities, the proceeds of which were used by CLCT to purchase Canada Life senior debentures in the amount of $450. Effective January 1, 2005 the Company is not consolidating GWLCT and CLCT. The impact of this is to not recognize the capital trust securities issued by GWLCT and CLCT and to recognize the debentures issued to the trusts by Great-West and Canada Life. As a result, distributions and interest on the capital trust securities have been reclassified to financing charges on the Summary of Consolidated Operations (see note 3).


6.   Non-Controlling Interests

     The Company controlled a 100% equity interest in Great-West, London Life Insurance Company (London Life), Canada Life and Great-West Life & Annuity Assurance Company (GWL&A) at June 30, 2005 and June 30, 2004.

(a) The non-controlling interests of GWL&A, Great-West, London Life, Canada Life and their subsidiaries reflected in the Summary of Consolidated Operations are as follows:



                                                           For the three months   For the six months
                                                               ended June 30         ended June 30
                                                          ---------------------- ----------------------
                                                            2005        2004       2005       2004
                                                          ---------- ----------- ----------- ----------
      Participating policyholder
                Net income attributable to participating
                   policyholder before policyholder dividends
                     Great-West                                $ 30         $ 25      $ 60       $ 49
                     London Life                                155          136       304        278
                     Canada Life                                 47           39        90         85
                     GWL&A                                       30           43        80        101

                Policyholder dividends
                     Great-West                                 (24)         (22)      (48)       (44)
                     London Life                               (135)        (128)     (267)      (258)
                     Canada Life                                (46)         (49)      (89)       (95)
                     GWL&A                                      (28)         (43)      (77)       (95)
                                                          ---------- ----------- ----------- ----------
                Net income                                       29            1        53         21
                                                          ---------- ----------- ----------- ----------

      Preferred shareholder dividends of subsidiaries             4            4         9          9
                                                          ---------- ----------- ----------- ----------
      Total                                                    $ 33          $ 5      $ 62       $ 30
                                                          ========== =========== =========== ==========




(b) The carrying value of non-controlling interests consist of the following:

                                                           June 30,       December 31,    June 30,
                                                             2005           2004            2004
                                                         -------------   -----------    -------------
       Participating surplus
        Great-West                                              $ 372         $ 360            $ 349
        London Life                                             1,118         1,081            1,007
        Canada Life                                                18            17               12
        GWL&A                                                     206           196              216
                                                         -------------   -----------    -------------
                                                              $ 1,714       $ 1,654          $ 1,584
                                                         =============   ===========    =============


       Preferred shares issued by subsidiaries:
        Great-West Series L, 5.20% Non-Cumulative                $ 52          $ 52             $ 52
        Great-West Series O, 5.55% Non-Cumulative                 157           157              157
                                                         -------------   -----------    -------------
                                                                $ 209         $ 209            $ 209
                                                         =============   ===========    =============


       Perpetual preferred shares issued by subsidiaries:
        CLFC Series B, 6.25% Non-Cumulative                       145           145              145
        Acquisition related fair market value adjustment           13            14               15
                                                          -------------   -----------    -------------
                                                                $ 158         $ 159            $ 160
                                                         =============   ===========    =============



7. Share Capital


          Authorized
          Unlimited First Preferred Shares, Class A Preferred Shares and Second Preferred Shares
          Unlimited Common Shares

     Issued and Outstanding
                                      June 30, 2005           December 31, 2004          June 30, 2004
                                 ------------------------- ------------------------ -------------------------
                                    Number     Stated Value   Number     Stated Value  Number    Stated Value
                                 ------------------------- ------------- ---------- -------------------------

     Preferred Shares:
     Classified as liabilities (1)
     Series D, 4.70% Non-Cumulative,
          First Preferred Shares     8,000,000      $ 200     8,000,000      $ 200     8,000,000       $ 200
     Series E, 4.80% Non-Cumulative,
          First Preferred Shares    23,868,115        597    23,868,115        597    23,868,131         597
     Series 1, 5.00% Non-Cumulative,
          First Preferred Shares             -          -             -          -     5,192,242         130
                                 ------------------------- ------------- ---------- -------------------------
                                    31,868,115      $ 797    31,868,115      $ 797    37,060,373       $ 927
                                 ========================= ============= ========== =========================

     Perpetual Preferred Shares:
     Classified as equity
     Series F, 5.90% Non-Cumulative
          First Preferred Shares     7,957,001      $ 199     7,957,001      $ 199     7,957,006       $ 199
     Series G, 5.20% Non-Cumulative
          First Preferred shares    12,000,000        300    12,000,000        300             -           -
                                 ------------------------- ------------- ---------- -------------------------
                                    19,957,001      $ 499    19,957,001      $ 499     7,957,006       $ 199
                                 ========================= ============= ========== =========================

     Common Shares:
     Balance, beginning of year    890,592,348    $ 4,651   893,123,924    $ 4,657   893,123,924     $ 4,657
     Purchased and cancelled under
         Normal Course Issuer Bid     (989,100)        (5)   (5,217,700)       (26)   (3,550,200)        (18)
     Issued under Stock Option Plan  1,375,830         12     2,686,124         20     2,070,878          15
                                 ------------------------- ------------- ---------- -------------------------

     Balance, end of period        890,979,078    $ 4,658   890,592,348    $ 4,651   891,644,602     $ 4,654
                                 ========================= ============= ========== =========================


     (1)The adoption of the amendments to the CICA Handbook section on Financial Instruments - Disclosure and Presentation (refer to note 1(b)) resulted in the reclassification of the Series D, 4.70% Non-Cumulative, First Preferred Shares and the Series E, 4.80% Non-Cumulative, First Preferred Shares to liabilities. Dividends on preferred shares classified as liabilities have been reclassified as financing charges (refer to note
        3).


8.   Stock Based Compensation

     Under the Company's stock option plan 100,000 options were granted during the first quarter and no options were granted during the second quarter of 2005 (282,000 options were granted during the first quarter and 285,000 options were granted during the second quarter of 2004). The weighted-average fair value of options granted during the six months ended June 30, 2005 was $6.68 per option ($6.45 per option during the six months ended June 30, 2004). Compensation expense of $3 after tax has been recognized in the Summary of Consolidated Operations for the six months ended June 30, 2005 ($3 after tax for the six months ended June 30, 2004).

9.   Pension Plans and Other Post Retirement Benefits

     The total benefit costs included in operating expenses are as follows:


                                                For the three months                       For the six months
                                                    ended June 30                              ended June 30
                                         --------------------------------------     ---------------------------------------
                                               2005                2004                   2005                 2004
                                         ------------------  ------------------     ------------------  -------------------
      Pension benefits                    $             15                $ 13     $               33                   29
      Other benefits                                    12                  14                     22                   28
                                         ------------------  ------------------     ------------------  -------------------
      Total                               $             27  $               27     $               55  $                57
                                         ==================  ==================     ==================  ===================



10.   Earnings Per Common Share


      The following table provides the reconciliation between basic and diluted earnings per common share:

                                                     For the three months          For the six months
                                                        ended June 30                 ended June 30
                                                  -----------------------  -------------------------------
                                                     2005        2004          2005             2004
                                                  ----------- -----------  --------------  ---------------
      a)  Earnings

          Net income - common shareholders             $ 446       $ 401           $ 865            $ 777
                                                  =========== ===========  ==============  ===============

      b)  Number of Common Shares at June 30

          Average number of common shares outstanding                        890,986,618      893,035,904
          Add:

              -Potential exercise of outstanding stock options                 7,892,591        8,221,656
                                                                           --------------  ---------------

          Average number of common shares outstanding - diluted basis        898,879,209      901,257,560
                                                                           ==============  ===============

      Earnings per Common Share

          Basic                                      $ 0.500     $ 0.448         $ 0.971          $ 0.869
                                                  =========== ===========  ==============  ===============

          Diluted                                    $ 0.496     $ 0.444         $ 0.962          $ 0.861
                                                  =========== ===========  ==============  ===============




11.  Related Party Transactions (changes since December 31, 2004 annual report)

     GWL&A received $414 of funds that were invested by affiliated mutual funds and other investment options of the Company's segregated funds. The Company recorded this transaction as premium income in the general account. All transactions were at market terms and conditions.



12.  Segmented Information

     Consolidated Operations

       For the three months ended June 30, 2005




                                                                                      United          Lifeco
                                                      Canada          Europe          States        Corporate         Total
                                                   -------------   -------------   -------------   ------------   --------------
       Income:
         Premium income                                 $ 1,593         $ 1,623           $ 572            $ -          $ 3,788
         Net investment income                              693             252             385             (3)           1,327
         Fee and other income                               189             131             296              -              616
                                                   -------------   -------------   -------------   ------------   --------------

       Total income                                       2,475           2,006           1,253             (3)           5,731
                                                   -------------   -------------   -------------   ------------   --------------

       Benefits and Expenses:
         Paid or credited to policyholders                1,666           1,683             732              -            4,081
         Other                                              497             191             308              1              997
         Restructuring costs                                  -               -               -             11               11
         Amortization of intangible assets                    3               1               -              -                4
                                                   -------------   -------------   -------------   ------------   --------------
       Net operating income
         before income taxes                                309             131             213            (15)             638

       Income taxes                                          64              25              61              2              152
                                                   -------------   -------------   -------------   ------------   --------------

       Net income before non-controlling
           interests                                        245             106             152            (17)             486

       Non-controlling interests                             26               5               2              -               33
                                                   -------------   -------------   -------------   ------------   --------------

       Net income - shareholders                            219             101             150            (17)             453

       Perpetual preferred share dividends                    7               -               -              -                7
                                                   -------------   -------------   -------------   ------------   --------------

       Net income - common shareholders                   $ 212           $ 101           $ 150          $ (17)           $ 446
                                                   =============   =============   =============   ============   ==============



       For the three months ended June 30, 2004



                                                                                    United          Lifeco
                                                     Canada          Europe         States        Corporate         Total
                                                  -------------   ------------   -------------   ------------   -------------

       Income:
         Premium income                                $ 1,597        $ 1,883           $ 460            $ -         $ 3,940
         Net investment income                             652            273             432              -           1,357
         Fee and other income                              169            104             314              -             587
                                                  -------------   ------------   -------------   ------------   -------------

       Total income                                      2,418          2,260           1,206              -           5,884
                                                  -------------   ------------   -------------   ------------   -------------

       Benefits and Expenses:
         Paid or credited to policyholders               1,687          2,005             641              -           4,333
         Other                                             509            157             331              2             999
         Restructuring costs                                 -              -               -              9               9
         Amortization of intangible assets                   3              1               -              -               4
                                                  -------------   ------------   -------------   ------------   -------------
       Net operating income
         before income taxes                               219             97             234            (11)            539

       Income taxes                                         29             24              78             (1)            130
                                                  -------------   ------------   -------------   ------------   -------------

       Net income before non-controlling
           interests                                       190             73             156            (10)            409

       Non-controlling interests                             6             (3)              2              -               5
                                                  -------------   ------------   -------------   ------------   -------------

       Net income - shareholders                           184             76             154            (10)            404

       Perpetual preferred share dividends                   3              -               -              -               3
                                                  -------------   ------------   -------------   ------------   -------------

       Net income - common shareholders                  $ 181           $ 76           $ 154          $ (10)          $ 401
                                                   =============   ============   =============   ============   =============



       For the six months ended June 30, 2005



                                                                                    United          Lifeco
                                                     Canada          Europe         States        Corporate         Total
                                                  -------------   ------------   -------------   ------------   -------------

       Income:
         Premium income                                $ 3,102        $ 3,438         $ 1,776            $ -         $ 8,316
         Net investment income                           1,377            492             756             (6)          2,619
         Fee and other income                              378            262             590              -           1,230
                                                  -------------   ------------   -------------   ------------   -------------


       Total income                                      4,857          4,192           3,122             (6)         12,165
                                                  -------------   ------------   -------------   ------------   -------------

       Benefits and Expenses:
         Paid or credited to policyholders               3,185          3,624           2,088              -           8,897
         Other                                           1,076            309             612              2           1,999
         Restructuring costs                                 -              -               -             18              18
         Amortization of intangible assets                   7              2               -              -               9
                                                  -------------   ------------   -------------   ------------   -------------
       Net operating income
         before income taxes                               589            257             422            (26)          1,242

       Income taxes                                        125             48             125              3             301
                                                  -------------   ------------   -------------   ------------   -------------

       Net income before non-controlling
           interests                                       464            209             297            (29)            941

       Non-controlling interests                            52              7               3              -              62
                                                  -------------   ------------   -------------   ------------   -------------

       Net income - shareholders                           412            202             294            (29)            879

       Perpetual preferred share dividends                  14              -               -              -              14
                                                  -------------   ------------   -------------   ------------   -------------

       Net income - common shareholders                  $ 398          $ 202           $ 294          $ (29)          $ 865
                                                  =============   ============   =============   ============   =============






       For the six months ended June 30, 2004



                                                                                    United          Lifeco
                                                     Canada          Europe         States        Corporate         Total
                                                  -------------   ------------   -------------   ------------   -------------
       Income:
         Premium income                                $ 3,475        $ 3,185           $ 691            $ -         $ 7,351
         Net investment income                           1,327            521             867              -           2,715
         Fee and other income                              340            187             592              -           1,119
                                                  -------------   ------------   -------------   ------------   -------------


       Total income                                      5,142          3,893           2,150              -          11,185
                                                  -------------   ------------   -------------   ------------   -------------

       Benefits and Expenses:
         Paid or credited to policyholders               3,703          3,400             999              -           8,102
         Other                                           1,004            302             670              2           1,978
         Restructuring costs                                 -              -               -             18              18
         Amortization of intangible assets                   6              1               -              -               7
                                                  -------------   ------------   -------------   ------------   -------------
       Net operating income
         before income taxes                               429            190             481            (20)          1,080

       Income taxes                                         71             38             161             (3)            267
                                                  -------------   ------------   -------------   ------------   -------------

       Net income before non-controlling
           interests                                       358            152             320            (17)            813

       Non-controlling interests                            24             (1)              7              -              30
                                                  -------------   ------------   -------------   ------------   -------------

       Net income - shareholders                           334            153             313            (17)            783

       Perpetual preferred share dividends                   6              -               -              -               6
                                                  -------------   ------------   -------------   ------------   -------------

       Net income - common shareholders                  $ 328          $ 153           $ 313          $ (17)          $ 777
                                                  =============   ============   =============   ============   =============


13.  Subsequent Events

     On May 12, 2005, Canada Life, through its wholly owned United Kingdom subsidiary, Canada Life Limited, entered into an agreement to acquire the assets and liabilities associated with the in-force annuity in payment business of Phoenix and London Assurance Company Limited, part of the Resolution Life Group which is based in the United Kingdom. The assets and liabilities were valued at $5.1 billion as at December 31, 2004. Under the agreement, from July 1, 2005, Canada Life Limited assumed 100% of this business block on an indemnity reinsurance basis and, subject to the sanction of the Court in London, this reinsured business is expected formally to transfer to Canada Life Limited on December 31, 2005. Although the final transaction amount will depend on the value of the liabilities at the date of closing, it is anticipated to result in an increase in invested assets and a corresponding increase in policyholder liabilities of approximately $5.1 billion.

     On July 21, 2005, the Company entered into an agreement with a syndicate of underwriters under which the underwriters have agreed to buy 12,000,000 4.85% Non-cumulative First Preferred Shares Series H from the Company for sale to the public at a price of $25 per Preferred Share, representing an aggregate issue amount of $300. The Company has granted the underwriters an option to purchase up to an additional 2,000,000 Preferred Shares. The offering is expected to close August 12, 2005.